EXHIBIT 32.1

CERTIFICATION

Pursuant to 18 U.S.C. Section 1350

In connection with the Annual Report of Champions Oncology, Inc. (the “Company”) on Form 10-K for the year ended April 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the U.S. Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(i) the Report fully complies with the requirements of section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 13, 2012	/s/ Joel Ackerman
Joel Ackerman
Chief Executive Officer
(Principal Executive Officer)

/s/ Gary G. Gemignani
Gary G. Gemignani
Chief Financial Officer
(Principal Financial Officer)